______________________

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                              _______________

                                 FROM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              _______________

             Date of Report (Date of earliest event reported):
                               June 24, 1994

                            CVB Financial Corp.
          (Exact name of registrant as specified in its charter)

                                CALIFORNIA
              (State or other jurisdiction of incorporation)

                                  1-10394
                         (Commission File Number)

                                95-3629339
                     (IRS Employer Identification No.)

       701 North Haven Avenue, Suite 350, Ontario, California 91764
            (Address of principal executive offices)(Zip Code)

            Registrant's telephone number, including area code:
                              (909) 980-4030



                              Not Applicable
       (Former name or former address, if changed since last report)

            __________________________________________________

                 THIS REPORT INCLUDES A TOTAL OF 37 PAGES
                   EXHIBIT INDEX ON PAGE 31

Item 1.        Changes in Control of Registrant.


          None.

Item 2.        Acquisition or Disposition of Assets.


               On June 24, 1994, CVB Financial Corp. (the "Company"), acquired Western Industrial National Bank, which was merged into Chino Valley Bank, the Company's wholly owned subsidiary pursuant to the Agreement and Plan of Reorganization, as amended
          (the "Agreement") by and between CVB Financial Corp., Chino Valley Bank and Western Industrial National Bank. Pursuant to the Agreement, the purchase price was $14,796,738.00, and the funds used to consummate the acquisition were derived from a cash dividend paid to the Company by Chino Valley Bank.



Item 3.       Bankruptcy or Receivership.


          None.

Item 4.        Changes in  Registrant's Certifying Accountant.


          None.


Item 5.           Other Events.


          None.

Item 6.          Resignations of Registrant's Directors.


          None.

Item 7.          Financial Statements and Exhibits.


          (a)  Financial Statements of Business Acquired.

          Index to Consolidated Financial Statements                     Page

          Independent Auditors Report                                     4

          Consolidated Statements of Financial Condition                  5
          December 31, 1993 and 1992

          Consolidated Statements of Income                               6
          Years Ended December 31, 1993 and 1992

          Consolidated Statement of Changes in Shareholders' Equity       7
          Years Ended December 31, 1993 and 1992

          Consolidated Statements of Cash Flows                           8
          Years Ended December 31, 1993 and 1992

          Notes to Consolidated Financial Statements                      10

          Unaudited Statements of Financial Condition
          March 31, 1994                                                  23

          Unaudited Consolidated Statements of Income
          Three Months Ended March 31, 1994 and 1993                      24

          Unaudited Consolidated Statements of Cash Flows
          Three Months Ended March 31, 1994 and 1993                      25

           Independent Auditors' Report

           To Board of Directors and Shareholders
           Western Industrial National Bank
           South El Monte, California

              We have audited the accompanying consolidated statements of financial condition of Western Industrial National Bank and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Western Industrial National Bank and subsidiary as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

              As discussed in Notes 1 and 8 to the consolidated financial statements, Western Industrial National Bank changed its method of accounting for income taxes for the year ended December 31, 1993.



           /s/Deloitte & Touche
           --------------------
           Deloitte & Touche

           January 17, 1994
           Los Angeles, California

WESTERN   INDUSTRIAL  NATIONAL  BANK   AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 1993 AND 1992

                                                            1993               1992
ASSETS
EARNING ASSETS:
  Federal funds sold                                        $  1,000,000       $ 5,000,000
  Interest-bearing deposits in other financial institutions    3,055,000         2,362,000
  Investment securities - market value of $523,533 (1993)
    and $529,672 (1992) (Note 2)                                 523,372           525,014
  Loans, net (Notes 3 and 6)                                  36,188,739        35,988,561
                                                            ------------       -----------
          Total earning assets                                40,767,111        43,875,575

  Cash and due from banks                                      2,222,562         4,514,864
  Premises and equipment, net (Note 4)                         1,101,980         1,189,734
  Real estate owned                                              446,029
  Accrued interest receivable and other assets                   247,804           249,376
                                                             -----------       -----------
  TOTAL                                                      $44,785,486       $49,829,549
                                                             ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposits: (Note 5)
    Noninterest-bearing                                      $13,356,812       $15,770,624
    Interest-bearing                                          22,922,146        26,451,895
                                                             -----------       -----------
            Total deposits                                    36,278,958        42,222,519


Accrued interest payable and other liabilities                    93,721           127,612
                                                             -----------       -----------
            Total Liabilities                                 36,372,679        42,350,131
                                                             -----------       -----------
SHAREHOLDERS' EQUITY(Notes 7, 9 and 10):
Common stock, $5 par value; 500,000 shares authorized;
   issued and outstanding, 374,134 shares in 1993 and 1992     1,870,670         1,870,670
 Additional paid-in capital                                    2,333,221         2,333,221
 Retained earnings                                             4,208,916         3,275,527
                                                             -----------       -----------
         Total shareholders' equity                            8,412,807         7,479,418
                                                             -----------       -----------
TOTAL                                                        $44,785,486       $49,829,549
                                                             ===========       ===========

See notes to consolidated financial statements.

WESTERN INDUSTRIAL NATIONAL BANK AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1993 AND 1992



        INTEREST INCOME:
          Loans, including origination fees          $3,807,258   $3,950,511
          Investment securities                          25,012       21,188
          Federal funds sold                             99,244      236,793
          Deposits in financial institutions            133,901       35,857
                                                     ----------    ---------
                  Total interest income               4,065,415    4,244,349

        INTEREST EXPENSE ON DEPOSITS (Note 5)           669,575      938,102
                                                    -----------   ----------
        NET INTEREST INCOME BEFORE PROVISION FOR
           CREDIT LOSSES                              3,395,840    3,306,247

        PROVISION FOR CREDIT LOSSES (Note 5)            330,000      180,000
        NET INTEREST INCOME AFTER PROVISION FOR
           CREDIT LOSSES                              3,065,840    3,126,247

        OTHER OPERATING REVENUE -
          Service charges and other fees                997,352    1,025,431

          Salaries and related benefits               1,292,054    1,326,137
          Occupancy (Note 6)                            225,805      234,519
          Data processing                               243,190      258,722
          Directors                                     118,500      126,000
          FDIC assessments                               90,733       89,297
          Professional fees                             130,554       97,781
          Other                                         297,037      290,365
                                                     ----------   ----------
                  Total other operating expenses      2,379,873    2,422,821
                                                     ----------   ----------
        INCOME BEFORE INCOME TAXES AND
          CUMULATIVE EFFECT OF CHANGE IN
          ACCOUNTING FOR INCOME TAXES                 1,683,319    1,728,857

        INCOME TAXES (Note 8)                           693,200      724,350
                                                     ----------    ---------
        NET INCOME BEFORE CUMULATIVE EFFECT OF
          CHANGE IN ACCOUNTING FOR INCOME TAXES        990,119     1,004,507

        CUMULATIVE EFFECT OF CHANGE IN
          ACCOUNTING FOR INCOME TAXES (Note 8)          (56,730)
                                                      ----------   ----------
        NET INCOME                                    $ 933,389    $1,004,507
                                                      =========    ==========
        EARNINGS PER SHARE:
        Net earnings before cumulative effect of
          change in accounting for income taxes        $  2.60        $  2.65
          Cumulative effect of change in accounting
            for income taxes                             (0.15)
                                                       --------       --------
        TOTAL EARNINGS PER SHARE                       $  2.45        $   2.65
                                                       =======        ========
        See notes to consolidated financial statements.

WESTERN   INDUSTRIAL  NATIONAL  BANK   AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1993 AND 1992

                            Common Stock
                            Number of               Additional
                            Shares                  Paid-in      Retained
                            Outstanding   Amount    Capital      Earnings     Total
BALANCE, JANUARY 1, 1992    373,036      $1,865,180 $2,331,211   $2,271,020  $6,467,411
 Stock options exercised      1,098           5,490      2,010                    7,500
 Net income                                                       1,004,507   1,004,507
                            -------     ----------  ----------   ----------  ----------
BALANCE, DECEMBER 31, 1992  374,134      1,870,670   2,333,221    3,275,527   7,479,418
 Net income                                                         933,389     933,389
                            -------     ----------  ----------   ----------  ----------
BALANCE, DECEMBER 31, 1993  374,134     $1,870,670  $2,333,221   $4,208,916  $8,412,807
                            =======     ==========  ==========   ==========  ==========

See notes to consolidated financial statements.

WESTERN   INDUSTRIAL  NATIONAL  BANK   AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                   1993         1992

CASH FLOWS FROM OPERATING ACTIVITIES:
    Interest received                           $3,991,458    $4,147,138
    Other fees and charges                         997,352     1,025,432
    Interest paid                                 (672,886)     (958,519)
    Cash paid to suppliers and employees        (2,488,378)   (2,531,317)
    Income taxes paid                             (789,702)     (849,653)
                                               ------------   -----------
Net cash provided by operating activities        1,037,844       833,081
                                               ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturities of
     investment securities                         250,000       250,000
   Purchase of investment securities              (250,100)     (359,808)
   Net increase in interest-bearing deposits
     with other financial institutions            (693,000)   (2,362,000)
   Net increase in loans                          (694,727)     (190,133)
   Net increase in premises and equipment                         (5,461)
   Net decrease (increase) in other assets           1,242       (10,939)
                                                -----------  ------------
   Net cash used in investing activities        (1,386,585)   (2,678,341)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (decrease) increase in demand, NOW and
     savings deposits                           (5,094,911)     3,287,362
   Net decrease in certificates of deposit        (848,650)    (2,196,310)
   Proceeds from exercise of stock options                          7,500
                                               ------------   ------------
   Net cash (used in) provided by financing
     activities                                 (5,943,561)     1,098,552
                                                -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS       (6,292,302)      (746,708)
CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR                                9,514,864     10,261,572
                                                -----------    ----------
CASH AND CASH EQUIVALENTS,
END OF YEAR                                     $3,222,562     $9,514,864
                                                ==========     ==========
NONCASH ACTIVITIES -
Transfer of loans to real estate owned             446,029
                                                ==========

See notes to consolidated financial statements.
                                                           (Continued)

WESTERN   INDUSTRIAL  NATIONAL  BANK   AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1993 AND 1992


                                                   1993       1992
RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
  Net income                                       $ 933,389  $ 1,004,507
                                                  ----------  -----------
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Premium amortization (discount accretion)
    on investments                                     1,742       (4,397)
  Provision for credit losses                        330,000      180,000
  Accretion of deferred loan fees and costs         (281,480)    (331,726)
  Depreciation and amortization                       87,754       93,150
  Decrease in accrued interest receivable                330       27,812
  Cumulative effect in change in accounting
    for income taxes                                  56,730
  Decrease in accrued interest payable                (3,311)     (20,417)
  Deferred tax benefit                              (121,321)     (83,104)
  Increase (decrease) in accrued taxes on income      24,819      (42,199)
  Increase in other liabilities                        9,192        9,455
                                                  ----------     ---------
     Total adjustments                               104,455     (171,426)
                                                  ----------     ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES         $1,037,844     $ 833,081
                                                  ==========     =========

See notes to consolidated financial statements.
                                                              (Concluded)

            WESTERN INDUSTRIAL NATIONAL BANK AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 1993 AND 1992




            1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                The accounting and reporting policies of Western Industrial National Bank (the "Bank") conform with generally accepted accounting principles and general practices within the banking industry. The following are descriptions of the more significant of those policies adopted by the Bank:

                Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Western Industrial National Bank and its wholly owned subsidiary, Western WIN Corporation, after appropriate intercompany eliminations.

                Investment Securities - Investment securities are carried at cost, adjusted for amortization of premiums and accretion of discounts on a straight-line basis. Gains and losses on the sale of investment securities are determined using the specific identification method. It is management's intent to hold investment securities until maturity.

                In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. Under this statement, debt securities will be classified into three categories as follows:

                  Held-to-Maturity Securities - Debt securities that the Bank has the positive intent and ability to hold to maturity. These securities are to be reported at amortized cost.

                  Trading Securities - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term. These securities are to be reported at fair value with unrealized gains and losses included in earnings.

                  Available-for-Sale Securities - Debt and equity securities not classified as either held-to-maturity or trading securities. These securities are to be reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity (net of tax effects).

                The Bank must adopt this standard by 1994. The Bank has determined the impact of the adoption of this statement to be immaterial to its financial statements.

                Loans - Loans are reported at the principal amounts outstanding, net of unearned income, net deferred loan origination fees and allowance for credit losses. Interest income on loans is accrued monthly on a simple-interest basis on the daily balance of the principal amounts outstanding. Interest income is not recognized on loans receivable if collection of the interest is deemed by management to be unlikely.

                Nonrefundable fees and certain direct costs associated with the origination or purchase of loans are deferred and netted against outstanding loan balances. The net deferred fees and costs are recognized in interest income over the loan term using methods that generally produce a level yield on the unpaid loan balance.

                Provision and Allowance for Credit Losses - The allowance for credit losses is based on estimates, and ultimate losses may vary from current estimates. These estimates are revised periodically, and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. The allowance is increased by provisions charged to expense and reduced by net charge-offs. Management makes periodic credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience and other factors in determining the adequacy of the allowance.

                In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This statement prescribes that a loan is impaired when it is probable that a creditor will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Measurement of the impairment can be based on the expected future cash flows of an impaired loan, which are to be discounted at the loan's effective interest rate, or impairment can be measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Creditors may select the measurement method on a loan-by-loan basis, except that collateral-dependent loans for which foreclosure is probable must be measured at the fair value of the collateral. Additionally, the statement prescribes measuring impairment of a restructured loan by discounting the total expected future cash flows at the loan's effective rate of interest in the original loan agreement. Finally, the impact of initially applying the statement is reported as a part of the provision for credit losses. The Bank must adopt this standard by 1995. The Bank has not yet determined the impact of the adoption of this statement, or when the Bank will adopt this statement.

                Real Estate Owned - Real estate owned, which represents real estate acquired through foreclosure in satisfaction of commercial and real estate loans, is stated at the lower of cost or the estimated fair value of the real estate less cost to sell. Loan balances in excess of fair value of the real estate acquired at the date of acquisition are charged against the allowance for credit losses. Any subsequent operating expenses or income, reduction in estimated values, and gains or losses on disposition of such properties are charged to current operations.

                Premises and Equipment - Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Amortization is computed on the straight-line method over the useful lives of the leasehold improvements or the term of the lease, whichever is shorter.

                Income Taxes - Effective January 1, 1993, the Bank adopted SFAS No. 109, "Accounting for Income Taxes." Accordingly, income tax expense for 1993 was computed using the liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the consolidated financial statements. The principal temporary differences relate to different methods used for tax and financial reporting purposes to account for credit losses and depreciation.

                For years prior to 1993, the provision for income taxes is based on income reported for consolidated financial statement purposes and differs from the amount of taxes currently paid or payable. Prior years' financial statements have not been restated for the accounting change.

                Earnings per Share - Earnings per share are computed based on the weighted average number of common shares outstanding during each year, including the dilutive effect of common stock options accounted for under the treasury stock method. The weighted average number of shares used in the computation was 380,902 and 379,758 for 1993 and 1992, respectively.

                Statements of Cash Flows - Cash and cash equivalents as reported in the statements of cash flows include cash and due from banks and federal funds sold.

            2.            INVESTMENT SECURITIES

                The book and market values of investment securities were as follows:

                                                           December 31
                                               ------------------------------------------------
                                               1993                    1992
                                               --------------------    ------------------------
                                               Book        Market      Book           Market
                                               Value       Value       Value          Value
                  U.S. Treasury securities    $ 247,222   $ 247,049    $ 248,964      $ 249,288
                  Federal Reserve Bank stock    126,150     126,150      126,050        126,050
                  Municipal securities          150,000     150,334      150,000        154,334
                                              ---------   ---------    ---------      ---------
                                              $ 523,372   $ 523,533    $ 525,014      $ 529,672
                                              =========   =========    =========      =========

                At December 31, 1993, the gross unrealized loss on U.S. Treasury securities was $173 and the gross unrealized gain on municipal securities was $334. At December 31, 1992, gross unrealized gains on U.S. Treasury securities and on municipal securities were $324 and $4,334, respectively. There were no sales of investment securities in 1993 or 1992. At December 31, 1993, U.S. Treasury securities held mature within one year, and municipal securities held mature in one to two years.

                At December 31, 1993, certain U.S. Treasury securities carried at $247,222 were pledged as collateral for public funds on deposit with the Bank.

            3.       LOANS

                The loan portfolio consisted of the following:



                                                    December 31
                                                    -----------------------
                                                    1993         1992

                  Commercial                        $ 5,704,646  $ 5,105,367
                  Real estate                        22,587,430   19,900,764
                  Installment                         4,656,544    6,144,052
                  Equity lines of credit              4,321,238    5,663,940
                                                    -----------  ------------
                                                     37,269,858   36,814,123
                  Allowance for credit losses          (875,668)    (614,465)
                  Deferred loan fees, net of costs     (205,451)    (211,097)
                                                    -----------  ------------
                  Net loans                         $36,188,739  $35,988,561
                                                    ===========  ===========

                The Bank primarily grants commercial, consumer and real estate loans to light industrial companies in South El Monte, California and adjoining cities. A substantial portion of the borrowers' ability to honor their debts is dependent on the economy in this region, which has recently experienced adverse conditions. Additional declines in the economy may result in higher levels of loan losses and larger provisions to the allowance for loan losses. Although management believes the allowance at December 31, 1993 is adequate, the allowance is an estimate which is inherently uncertain and depends on the outcome of future events that cannot reasonably be predicted.

                An analysis of the activity in the allowance for credit losses is as follows:

                                                                 Year Ended
                                                                  December 31
                                                              -------------------------
                                                             1993             1992
                  Balance, beginning of year                 $ 614,465        $ 536,386
                  Recoveries on loans previously charged off    26,635           21,648
                  Provision for credit losses                  330,000          180,000
                  Loans charged off                            (95,432)        (123,569)
                                                             ----------       ----------
                  Balance, end of year                       $ 875,668        $ 614,465
                                                             ==========       =========

                Loans past due but still accruing interest were approximately as follows at December 31, 1993:

                                           Past Due     Past Due
                                           30-89 day    90 or More

                  Commercial               $500,657      $34,684
                  Installment                68,452        2,553
                  Equity lines of credit    417,603
                                           --------      -------
                                           $986,712      $37,237
                                           ========      =======


                Loans on nonaccrual status at December 31, 1993 and 1992 totaled $196,000 and $222,454, respectively. Interest income not recognized in the consolidated financial statements for loans on nonaccrual status at December 31, 1993 and 1992 was $17,096 and $19,764,
                respectively.

                Certain officers, directors and employees of the Bank, and companies with which directors of the Bank are associated, had loans outstanding of $3,067,604 and $2,858,411 at December 31, 1993 and 1992, respectively. These loans were made in the ordinary course of the Bank's business and, in management's opinion, were made at prevailing rates and terms.

                An analysis of the activity for such loans is as follows:

                  Balance, beginning of year        $2,858,411
                  Payments received                   (208,091)
                  Disbursements                        417,284
                                                    -----------
                  Balance, end of year              $3,067,604
                                                    ===========


            4.            PREMISES AND EQUIPMENT

                Premises and equipment consisted of the following:

                                                                December 31
                                                         ---------------------
                                                             1993    1992
                  Land                                    $ 294,000  $  294,000
                  Furniture, fixtures and equipment         664,003     664,003
                  Leasehold improvements                     64,729      64,729
                  Building                                  934,123     934,123
                                                          ---------  ----------
                                                           1,956,855  1,956,855
                  Accumulated depreciation and amortization (854,875)  (767,121)
                                                          ---------- ----------
                                                          $1,101,980 $1,189,734
                                                          ========== ==========

                The amount of depreciation included in operating expenses was $87,754 and $93,150 in 1993 and 1992, respectively, and is based on the following estimated asset lives:

                  Furniture, fixtures and equipment                  5 years
                  Leasehold improvements                            40 years
                  Building                                          40 years

  5.              DEPOSITS

                Deposits of the Bank included time certificates of deposit greater than $100,000 of $5,388,681 and $5,883,556 at December 31, 1993 and 1992, respectively. Interest expense for such deposits totaled $186,147 in 1993 and $313,164 in 1992.

  6.            COMMITMENTS AND CONTINGENCIES

                The Bank leases land under its main branch under an operating lease that, including renewal options, extends through 2026. Lease expense was approximately $41,915 in 1993 and 1992. At December 31, 1993, future annual lease commitments were as follows:



                  Year Ending
                  December 31

                       1994                       $   41,915
                       1995                           41,915
                       1996                           41,915
                       1997                           41,915
                       1998                           41,915
                       Thereafter                  1,135,200
                                                  ----------
                                                  $1,344,775
                                                  ==========

                The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. When viewed in terms of the maximum exposure, those instruments may involve, to varying degrees, credit and interest rate risk in excess of the amount recognized in the statement of financial condition. At December 31, 1993, the Bank had commitments to extend credit of $1,389,000 and to disburse $2,487,763 of additional funds for existing loans. In addition, the Bank had obligations under standby letters of credit of $512,500.

                In the normal course of business, the Bank occasionally becomes a party to litigation. In the opinion of management, after consultation with legal counsel, pending or threatened litigation involving the Bank will not have a material adverse effect on the Bank's consolidated financial condition or results of operations.

            7.            SHAREHOLDERS' EQUITY

                The Bank has a stock option plan, divided into two parts (A and B), that authorizes the issuance of up to 30,250 shares (as adjusted for the effect of stock dividends) of common stock and expires November 3, 1992. Options are granted at an exercise price not less than the fair market value or par value, whichever is greater, at the date of grant. Options granted under parts A and B of the plan were exercisable beginning in 1984 and 1987, respectively, in installments as determined by the Board of Directors. All options expire ten years after the date of grant. Upon a change in control of the Bank all options become fully vested.

                Activity in the stock option plan for the two years ended December 31, 1993 was as follows:


                                Options     Price            Options

  Balance - January 1, 1992      9,184      $ 6.83 to $15.00   18,455
   Options granted              (4,600)     $20.00              4,600

   Options exercised                        $6.83              (1,098)

   Options canceled             2,577       $10.52 to $13.64   (2,577)

   Plan termination            (7,161)                        -------

   Balance - December 31, 1992             $ 6.83 to $20.00    19,380

   Options canceled                        $ 6.83 to $20.00    (2,386)
                                                               ------
   Balance - December 31, 1993             $ 6.83 to $20.00    16,994
                                                               ======


                At December 31, 1993, 7,739 of the shares currently under option are exercisable at prices varying from $6.83 to $15.00. An additional 1,997 options become exercisable in 1994 at prices varying from $6.83 to $20.00 per share.

            8.            INCOME TAXES

                On January 1, 1993, the Bank adopted SFAS No. 109, "Accounting for Income Taxes." Under the provisions of SFAS No. 109, the Bank elected not to restate prior year financial statements.

                The provision for income taxes consisted of the following:

                                            Year Ended
                                            December 31
                                            1993       1992

    Income taxes currently paid or payable:
      Federal                               $ 579,400  $ 595,241
      State                                   235,121    212,213
                                            ---------  ---------
                                              814,521    807,454
                                            ---------  ---------
    Deferred taxes (benefit) applicable to temporary differences:

      Federal                                 (92,646)   (57,241)
      State                                   (28,675)   (25,863)
                                             ---------  ---------
                                             (121,321)   (83,104)
                                             ---------  ---------
                                             $ 693,200  $724,350
                                             =========  ========

    The net income tax liability (asset) comprised the following:

                                                 Year Ended
                                                 December 31
                                                 -------------------
                                                 1993       1992

     Current
       Federal                                    $ 40,612  $ 7,203
       State                                       (12,027)  (3,435)
                                                  --------  -------
                                                  $ 28,585  $ 3,768
                                                  ========  =======
     Deferred:
       Federal                                    $(17,692)  45,039
       State                                        12,288   14,148
                                                  --------  -------
                                                  $(5,404)  $59,187
                                                  ========  =======

                The components of the net deferred tax liability (asset) are as follows:

                                                             Year Ended
                                                             December 31,
                                                             ------------------
                                                             1993        1992
                  Federal:
                    Deferred tax liabilities
                      Depreciation                          $ 59,545     $66,568
                      Provision for credit losses                         56,624
                                                            --------     -------
                  Gross deferred tax liability                59,545     123,192

                  Deferred tax assets:
                    California franchise tax                 (75,833)    (78,153)
                    Provision for credit losses               (1,404)
                                                            ---------     --------
                  Gross deferred tax assets                  (77,237)    (78,153)
                                                            --------     --------

                  Net deferred tax liability(asset) federal $(17,692)    $45,039
                                                            ========     =======


                 State:
                 Deferred Tax liabilities:
                      Depreciation                           $14,925     $ 7,603
                      Provision for credit losses                          6,545
                                                             -------     -------
                  Gross deferred tax liability                14,925      14,148
                                                             --------    -------
                  Deferred tax assets -
                    Provision for credit losses               (2,637)
                                                             --------    -------
                  Gross deferred tax assets                   (2,637)
                                                             --------    -------
                  Net deferred tax liability - state         $12,288     $14,148
                                                             ========    =======

                No valuation allowance under SFAS No. 109 is required. Deferred tax assets can be fully realized as an offset against reversing temporary differences, which create net future tax liabilities, or through loss carrybacks. Therefore, even if no future income was expected, deferred tax assets would still be fully realized.

                The provision for income taxes differs from the federal statutory tax rates for the following reasons:

                                         Year Ended December 31
                                   -----------------------------------------
                                   1993                  1992
                                   Amount    Percent     Amount      Percent

    Provision for income taxes at
      statutory rate               572,328   34.0%       $587,811    34.0%
    State franchise tax, net of
      federal tax benefit          136,254   8.1%         125,688     7.3%
    Other, net                     (15,382) (0.9)%         10,851     0.6%
                                 ---------- -----        --------    -----
                                 $ 693,200  41.2%         724,350    41.9%
                                 ========== =====        ========    =====


            9.            REGULATORY MATTERS

                All depository institutions are required by law to maintain reserves on transaction accounts and nonpersonal time deposits in the form of cash balances at the Federal Reserve Bank. These reserve requirements can be offset by cash balances held at the Bank. At December 31, 1993, the Bank's cash balance was sufficient to offset the Federal Reserve requirement.

                The Bank is required by federal regulations to meet certain capital standards. The risk-based capital standard requires the Bank to achieve a minimum ratio of total capital to risk-weighted assets of 8% (of which at least 4% must contain Tier 1 capital, which consists primarily of common stock and retained earnings, less goodwill). At December 31, 1993, the Bank had risk-weighted and Tier 1 ratios of 20.8% and 19.6%, respectively.

                The Bank is also required to achieve a minimum leverage ratio of 4%, based on Tier 1 capital divided by average total assets. The leverage ratio operates in conjunction with the above risk-based capital guidelines. The Bank met both the risk-based capital standard and the minimum leverage ratio at December 31, 1993 and 1992, and management believes that the Bank will continue to meet all capital standards for 1994. At December 31, 1993, the Bank had a leverage ratio of 17.8%.

            10.         ACQUISITION

                The Bank entered into a definitive agreement in December 1993 with another financial institution pursuant to which the Bank will be purchased by the other financial institution. The definitive agreement requires the approval of the Bank's shareholders and the regulatory authorities. The financial statements have been prepared on a going concern basis, and therefore no adjustments have been made for the proposed acquisitions.

11.                SUBSEQUENT EVENT

                In January 1994, the Greater Los Angeles area was seriously affected by a major earthquake and attendant aftershocks centered in the San Fernando Valley. Although the Bank's main operations and customers are not located in the most seriously affected areas, management has initiated, but not completed, efforts to evaluate the effect of the earthquake on the Bank's operations and customers.

                However, based on the Bank's evaluations to date, management believes the effects of the earthquake will not be material to the Bank.

                The Bank's facilities and other real estate owned suffered no significant damage as a result of the earthquake.

                                       * * * * *

            WESTERN INDUSTRIAL NATIONAL BANK AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
            MARCH 31, 1994
            (unaudited)
            dollar amounts in thousands

            ASSETS

            EARNING ASSETS
            Federal funds sold                         $    1,500

            Interest-bearing deposits in other
              financial institutions                        2,168
            Investment securities - market
              value of $454                                   454
            Loans, net                                     34,849
                                                       ----------
                 Total earning assets                      38,971

            Cash and due from banks                         4,730
            Premises and equipment, net                     1,082
            Real estate owned, net                            445
            Accrued interest receivable and other assets      262
                                                       ----------
            TOTAL                                      $   45,490
                                                       ==========


            LIABILITIES AND STOCKHOLDERS' EQUITY
            Liabilities:
               Deposits:
                 Noninterest-bearing                   $   14,542
                 Interest-bearing                          22,249
                                                       ----------
                                                           36,791
            Accrued interest payable and other
               liabilities                                    123
                                                       ----------
                                                           36,914
            Stockholders' Equity:
               Common stock, $5 par value; 500,000
                  shares authorized;
                  issued and outstanding;
                  374,134 shares                            1,871
               Additional paid-in capital                   2,333
               Retained earnings                            4,372
                                                       ----------
                   Total shareholders' equity               8,576
                                                       ----------
            TOTAL                                      $   45,490
                                                       ==========

                       WESTERN INDUSTRIAL NATIONAL BANK
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (unaudited)
                 dollar amounts in thousands, except per share

                                                For the Three Months Ended
                                                March 31,
                                                1994        1993
            INTEREST INCOME:
              Loans, including fees             $    859    $ 925
              Investment securities                    6        6
              Federal funds sold                      10       36
              Deposits with other financial
               institutions                           25       24
                                                --------    -----
            Total interest income                    900      991

            INTEREST EXPENSE ON DEPOSITS             135      176
                                                 -------    -----
            NET INTEREST INCOME BEFORE
            PROVISION
               FOR CREDIT LOSSES                     765      815

            PROVISION FOR CREDIT LOSSES              190       75
                                                  ------    -----
            NET INTEREST INCOME AFTER
               PROVISION FOR
               CREDIT LOSSES                         575      740
                                                  ------    -----
            OTHER OPERATING INCOME
               Service charges and other fees        239      241
                                                  ------    -----
            OTHER OPERATING EXPENSES:
               Salaries and related benefits         287      346
               Occupancy                              53       56
               Data processing                        81       64
               Directors                              27       32
               FDIC assessments                       20       23
               Professional fees                      33       26
               Other                                  33       49
                                                  ------    -----
                Total other operating expenses       534      596
                                                  ------    -----
            INCOME BEFORE TAXES                      280      385
            INCOME TAXES                             116      159
                                                  ------    -----
            NET INCOME                            $  164    $ 226
                                                  ======    =====

            Earnings per common share              $0.43    $0.59
                                                  ======    =====

WESTERN INDUSTRIAL NATIONAL BANK
CONSOLIDATED STATEMENTS OF CASH FLOWS
   (unaudited)
dollar amounts in thousands

                                               For the Three Months Ended
                                               March 31,
                                               1994         1993
CASH FLOWS FROM OPERATING ACTIVITIES:
Interest received                              $    891     $   975
Service charges and other fees received             239         241
Interest paid                                      (134)       (176)
Cash paid to suppliers and employees               (543)       (560)
Income taxes paid                                   (67)         (7)
                                               ---------     -------
                                                    386         473
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the maturity of investment securities 170         250
Purchase of investment securities                  (100)       (250)
Net decrease (increase) in interest-
   bearing deposits with other
   financial institutions                           887      (1,079)
Net  decrease in loans                            1,165       1,004
Net decrease (increase) in other assets             (13)        (42)
                                                -------       ------
                                                  2,109        (117)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in transaction deposits                210       1,076
Net increase (decrease) in time deposits            302        (535)
                                                -------       ------
                                                    512         541

NET DECREASE IN CASH AND CASH EQUIVALENTS         3,007         897
CASH AND CASH EQUIVALENTS, beginning of year      3,223       9,515
                                                -------      -------
CASH AND CASH EQUIVALENTS, March 31             $ 6,230    $ 10,412
                                                =======    ========

WESTERN INDUSTRIAL NATIONAL BANK
CONSOLIDATED STATEMENTS OF CASH FLOWS
      (unaudited)
dollar amounts in thousands

                                             For the Three Months
                                             Ended March 31,
                                             1994        1993
RECONCILIATION OF NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:

Net income                                   $  164   $ 226
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Discount accretion                               (2)      (2)
Provision for credit losses                      190      75
Accretion of deferred loan fees and costs        (21)    (21)
Loan origination costs capitalized                (8)     (6)
Depreciation and amortization                     20      22
Change in accrued interest receivable             14       7
Change in other assets and liabilities            29     172
                                             -------  ------
                                                 222     247
                                             -------  ------
                                             $   386  $  473
                                             =======  ======

                      (b)  Pro Forma Financial Information.

            On June 24, 1994, the Company consummated the Agreement and Plan of Reorganization by and between CVB Financial Corp., Chino Valley Bank and Western Industrial National Bank.


                      Index to Pro Forma Financial Information      Page

                      Pro Forma Condensed Balance Sheet
                      March 31, 1994                                28

                      Pro Forma Condensed Statements of Income
                      Year Ended December 31, 1993                  29

                      Pro Forma Condensed Statements of Income
                      Three Month Ended March 31, 1994              30

PRO FORMA CONDENSED BALANCE SHEET
MARCH 31, 1994
dollar amounts in thousands

                                       Company  Western  Adjustments    Pro Forma
ASSETS
Investment securities held-to-maturity
   (market value of $9,915)            $  9,911 $    0                 $   9,911

Investment securities
   available-for-sale
   (market values of $167,541
       and $454)                       167,541      454                  167,995
Federal funds sold and
   interest-bearing deposits
   with other financial institutions     8,099    3,668                   11,767
Loans and lease finance
  receivables, net                     429,871   34,849                  464,720
                                      -------- --------               ----------
Total earning assets                   615,422   38,971                  654,393
Cash and due from banks                 51,843    4,730  (14,547)<F1>     42,026
Premises and equipment, net              9,621    1,082                   10,703
Other real estate owned, net             9,862      445                   10,307
Goodwill                                 2,024              5,971<F2>      7,995
Other assets                            11,289      262                   11,551
                                      -------- -------- ----------    ----------
                                      $700,061 $ 45,490 $  (8,576)    $  736,975
                                      ======== ======== ==========    ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
    Noninterest-bearing              $220,716   $ 14,542               $235,258
    Interest-bearing                  408,324     22,249                430,573
                                     --------   --------               --------
                                      629,040     36,791                665,831

  Demand note issued to U.S. Treasury   6,444          0                  6,444
  Long-term capitalized lease             508          0                    508
  Other liabilities                     3,943        123                  4,066
                                     --------    -------               --------
                                      639,935     36,914                676,849
Stockholders' Equity:
Preferred stock (authorized 20,000,000
  shares without par; none issued
  or outstanding)                           0          0                      0

Common stock (authorized, 50,000,000
  shares without par; issued and
  outstanding 7,283,682 and 7,274,582) 20,683    4,204   (4,204)<F3>     20,683
Retained earnings                      40,972    4,372   (4,372)<F3>     40,972
Net unrealized gains(losses)
  on investment securities
  available-for-sale                   (1,529)        0                  (1,529)
                                      -------   ------   ------        --------
                                       60,126    8,576   (8,576)         60,126
                                      --------  -------  -------       --------
                                      $700,061  $45,490  $(8,576)      $736,975
                                      ========  =======  ========      ========

Adjustments:
  <F1>  Purchase price
  <F2> Excess purchase price over asset value
  <F3> Elimination of Western capital accounts


PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
December 31, 1993
dollar amounts in thousands, except per share


                                   Company    Western    Pro Forma
Loans, including fees              $ 37,036   $ 3,807    $40,843
Investment securities:
  Taxable                             8,188        17      8,205
  Tax-advantaged                        131         9        140
                                   --------    ------    -------
                                      8,319        26      8,345
Federal funds sold and
  interest bearing deposits
  with other financial institutions     455       232        687
                                   --------    ------    --------
                                     45,810     4,065     49,875
Interest expense:
   Deposits                           9,658       670     10,328
   Other borrowings                     220         0        220
                                   --------     -----    -------
                                      9,878       670     10,548
                                  ---------     -----    -------
   Net interest income               35,932     3,395     39,327
   Provision for credit losses        1,720       330      2,050
                                  ---------     -----    -------
   Net interest income after
   provision for credit losses       34,212     3,065     37,277

Other operating income:
   Service charges on
    deposit accounts                  5,215       896      6,111
   (Losses) Gains on sale of
   investment securities              3,721         0      3,721
   Gains on sale of other
   real estate owned                      6         0          6
   Other                              1,762       101      1,863
                                  ---------     -----    -------
                                     10,704       997     11,701
Other operating expenses:
   Salaries and employee benefits    14,439     1,292     15,731
   Deposit insurance premiums         1,178        91      1,269
   Occupancy                          2,170       172      2,342
   Equipment                          1,527        53      1,580
   Provision for losses on
   other real estate owned            2,830         0      2,830
   Other                              7,210       771      7,981
                                   --------    ------     ------
                                     29,354     2,379     31,733
                                   --------    ------     ------
Earnings before income taxes         15,562     1,683     17,245
Provision for income taxes            6,040       750      6,790
                                   --------    ------   --------
    Net earnings                    $ 9,522    $  933   $ 10,455
                                   ========    ======   ========
Earnings per common share          $   1.27    $ 2.45   $   1.39
                                   ========    ======   ========
Cash dividends per common share    $  0.29     $ 0.00   $   0.29
                                   ========    ======   ========

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
For the three months ended
March 31, 1994
dollar amounts in thousands, except per share


                                    Company    Western   Pro Forma
Interest income:
Loans, including fees               $  9,591        859    $ 10,450
Investment securities:
  Taxable                              2,092          4      2,096
  Tax-advantaged                          72          2         74
                                    --------     ------    -------
                                       2,164          6      2,170
Federal funds sold and
  interest bearing deposits
  with other financial institutions       85         35        120
                                    --------      -----    -------
                                      11,840        900     12,740
Interest expense:
  Deposits                             2,345        135      2,480
  Other borrowings                        71          0         71
                                     -------      -----    -------
                                       2,416        135      2,551
                                     -------      -----    -------
         Net interest income           9,424        765     10,189
Provision for credit losses               50        190        240
                                     -------      -----    -------
Net interest income after
   provision for credit losses         9,374        575      9,949
Other operating income:
Service charges on deposit accounts    1,248        222      1,470
(Losses) Gains on sale of
investment securities                   (128)         0       (128)
Gains on sale of other real
  estate owned                             5          0          5
Other                                    328         17        345
                                     -------      -----     ------
                                       1,453        239      1,692
Other operating expenses:
Salaries and employee benefits         3,576        287      3,863
Deposit insurance premiums               312         20        332
Occupancy                                596         42        638
Equipment                                458         11        469
Provision for losses on
  other real estate owned                200          0        200
Other                                  1,958        174      2,132
                                     -------      -----     ------
                                       7,100        534      7,634
                                     -------      -----     ------
Earnings before income taxes           3,727        280      4,007
Provision for income taxes             1,506        116      1,622
                                     -------    -------   --------
   Net earnings                      $ 2,221    $   164   $  2,385
                                     =======    =======   ========
   Earnings per common share         $  0.29    $  0.43   $   0.31
                                     =======    =======   ========
   Cash dividends per common share   $  0.08    $  0.00   $   0.08
                                     =======    =======   ========

                      (c)  Exhibits.                                     Page

                         10.24   Agreement and Plan of Reorganization by
                              and between CVB Financial Corp., Chino
                              Valley Bank and Western Industrial
                              National Bank, dated November 16, 1993.
                              (Filed as Exhibit 10.24 to the Company's
                              Annual Report on Form 10-K for the fiscal
                              year ended December 31, 1993, Commission
                              File Number 1-10394, which is incorporated   *
                              herein by this reference.)                  ---

                         10.24.1 Amendment No. 1 to Agreement and Plan
                              of Reorganization by and between CVB
                              Financial Corp., Chino Valley Bank and
                              Western Industrial National Bank, dated      33
                              February 14, 1994.                          ----


                         10.24.2  Amendment No. 2 to Agreement and Plan
                              of Reorganization by and between CVB
                              Financial Corp., Chino Valley Bank and
                              Western Industrial National Bank, dated       35
                              June 23, 1994.                               ----

                                                                            37
                         23      Consent of Independent Auditors           ----

                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       CVB FINANCIAL CORP.
                       -------------------
                       (Registrant)


Date:  July 8, 1994

                                          /s/ Robert J. Schurheck
                                          ------------------------
                                          Robert J. Schurheck
                                          Chief Financial Officer

                                                            EXHIBIT 10.24.1
AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF REORGANIZATION
By And Between
CVB FINANCIAL CORP., CHINO VALLEY BANK
And
WESTERN INDUSTRIAL NATIONAL BANK


February 14, 1994

    This Amendment (the "Amendment") to the Agreement and Plan of Reorganization dated November 16, 1993 (the "Agreement") by and between CVB FINANCIAL CORP. ("CVB"), CHINO VALLEY BANK ("Chino Valley") and WESTERN INDUSTRIAL NATIONAL BANK ("Western") (collectively, the "Parties"), is made and entered into this 14th day of February, 1994 by and between the Parties. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.


R E C I T A L S


    WHEREAS, the Agreement provides, among other things, for the acquisition by CVB of all of the outstanding shares of Western Stock and the merger of Chino Valley with and into Western with Chino Valley as the surviving entity;

    WHEREAS, the Parties have decided to amend certain of the terms of the Agreement.


A G R E E M E N T


    NOW, THEREFORE, in consideration of the foregoing and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Section 8.2(t) shall be amended to read in its entirety as follows:

      "As of the Determination Date and immediately prior to the Effective Time of the Consolidation and the Effective Time of the Merger, the Contingent Reserve shall equal that number which is equal to 20% of the principal amount of the Contingent Loans at the Effective Time of the Merger; provided, however, that such reserve shall not exceed $400,000."

2.	Section 10.1(i) shall be amended to read in its entirety as follows:

      "Shareholder Non-Approval. By CVB and Chino Valley, at any time, if the approval of the shareholders of Western to all of the matters referred to in Section 6.7 is not obtained prior to April 10, 1994."

3. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

    IN WITNESS WHEREOF, the parties to this Amendment have duly executed this Amendment as of the day and year first above written.

					CVB FINANCIAL CORP.



					By /s/ D. Linn Wiley
					   President and Chief Executive Officer
ATTEST:


       /s/ Donna Marchesi
  Secretary


					CHINO VALLEY BANK



					By  /s/ D. Linn Wiley
					   President and Chief Executive Officer
ATTEST:


       /s/ Donna Marchesi
  Secretary


					WESTERN INDUSTRIAL NATIONAL BANK

					By /s/ Thomas A. Walker
					   President and Chief Executive Officer
ATTEST:

 /s/ Noel Castellon
  Secretary

                                                            EXHIBIT 10.24.2

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF REORGANIZATION
By And Between
CVB FINANCIAL CORP., CHINO VALLEY BANK
And
WESTERN INDUSTRIAL NATIONAL BANK

June 23, 1994

    This Amendment (the "Amendment") to the Agreement and Plan of Reorganization dated November 16, 1993 (the "Agreement") by and between CVB FINANCIAL CORP. ("CVB"), CHINO VALLEY BANK
    ("Chino Valley") and WESTERN INDUSTRIAL NATIONAL BANK ("Western") (collectively, the "Parties"), is made and entered into this 23rd day of June, 1994 by and between the Parties. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.


R E C I T A L S

    WHEREAS, the definition of "Contingent Reserve", provides that such reserve shall be equal to 20% of the principal amount of the Contingent Loans; provided, however, that the amount of the reserve shall not exceed $400,000;

    WHEREAS, certain of the Contingent Loans have been paid in full and are no longer outstanding (the "Extinguished Loans");

    WHEREAS, the Parties have agreed to change the composition of the Contingent Reserve by substituting certain loans of Western outstanding as of the date hereof for the Extinguished Loans;

    WHEREAS, in connection with the aforementioned change to the Contingent Reserve, the Parties have decided to amend certain provisions of the Agreement.


A G R E E M E N T

    NOW, THEREFORE, in consideration of the foregoing and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. The definition of "Contingent Reserve" set forth in Article I of the Agreement is amended in its entirety as follows:

      "'Contingent Reserve' shall mean a special loan loss reserve established by Western with respect to the Contingent Loans which shall equal $400,000."

1.A.	Section 8.2(t) is amended in its entirety as follows:

      "As of the Determination Date and immediately prior to the Effective Time of the Consolidation and the Effective Time of the Merger, the Contingent Reserve shall equal $400,000."

2. The definition of "Contingent Loans" set forth in Article I of the Agreement is amended in its entirety as follows:

      "'Contingent Loans' shall mean the loans of Western described on Schedule 1.1(A)."

3. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.


    IN WITNESS WHEREOF, the parties to this Amendment have duly executed this Amendment as of the day and year first above written.

					CVB FINANCIAL CORP.



					By /s/ D. Linn Wiley
					   President and Chief Executive Officer
ATTEST:


 /s/ Donna Marchesi
  Secretary


					CHINO VALLEY BANK



					By /s/ D. Linn Wiley
					   President and Chief Executive Officer
ATTEST:


 /s/ Donna Marchesi
  Secretary


					WESTERN INDUSTRIAL NATIONAL BANK

					By /s/ Thomas A. Walker
					   President and Chief Executive Officer
ATTEST:

 /s/ Noel Castellon
  Secretary

                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the 1981 Stock Option Plan Registration Statement No. 2-76121 on Form S-8, the 1991 Stock Option Plan Registration Statement No. 33-41318 on Form S-8 and the Key Employee Stock Grant Plan Registration Statment No. 33-50442 on Form S-8 of CVB Financial Corp. of our report dated January 17, 1994 on the Annual Report of Western Industrial National Bank, appearing on page 4 in this current Report on Form 8-K of CVB Financial Corp.




/s/ Deloitte & Touche
- - ---------------------
Deloitte & Touche
Los Angeles, California
July 8, 1994



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